Exhibit 99.1

Corbus Pharmaceuticals Reports 2014 Third Quarter Results and Business Update

Norwood, MA (November 13, 2014) – Corbus Pharmaceuticals Holdings, Inc. (OTCQB: CRBP) (the “Company”), an emerging growth drug development company focused on the development and commercialization of its lead product candidate, Resunab™, for the treatment of rare, life-threatening inflammatory and fibrotic diseases, announced today its financial results for the third quarter ended September 30, 2014. The Company also provided an update on its corporate progress and anticipated near-term clinical development milestones for Resunab™, its novel synthetic oral specialized pro-resolving mediator drug with unique anti-inflammatory and anti-fibrotic activity.

Corporate Highlights

•	Commenced trading on the Over-the-Counter Markets under ticker symbol CRBP in October 2014;

•	Expanded executive management team with appointment of pharmaceutical industry veteran, leading rheumatologist and scleroderma expert, Barbara White, M.D., as Chief Medical Officer; and

•

Expanded Board of Directors with the appointments of Avery W. Catlin, a seasoned biopharmaceutical financial executive, as an independent director and Audit Committee Chair; and Dr. Renu Gupta, former CMO of Insmed, as an independent director.

Yuval Cohen, Ph.D., Chief Executive Officer of Corbus Pharmaceuticals, commented, “I am absolutely delighted with the major accomplishments we have achieved since the successful completion of our financing in May 2014 that launched Corbus. In just six months we assembled an experienced, committed and fully engaged team of industry veterans, board members and advisors and have prepared our lead product candidate Resunab for two Phase 2 clinical studies, which we expect to commence in 2015.”

Dr. Cohen concluded, “We are well positioned and prepared to deliver on clinical, regulatory and corporate milestones in 2015 that we believe have the potential to increase shareholder value in the near term.”

Expected Near-Term Milestones

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File Investigational New Drug (“IND”) application for Resunab with an initial indication for diffuse systemic sclerosis (“scleroderma”) with the U.S. Food and Drug Administration (“FDA”) during the first quarter of 2015;

•	Initiate Phase 2 clinical study for Resunab in scleroderma during the first half of 2015;

•	Submit clinical protocol to the FDA under the Resunab IND for cystic fibrosis during the first quarter of 2015;

•	Initiate Resunab Phase 2 clinical trial in cystic fibrosis patients by mid-2015;

•	File Orphan Drug Designation Applications with the FDA during the first quarter of 2015 for Resunab; and

•	Seek an up-listing to NASDAQ Stock Market.

Third Quarter 2014 Financial Summary

For the quarter ended September 30, 2014, the Company reported a net loss of approximately $660,000, or a net loss of $0.03 per diluted share, compared to a net loss of approximately $60,000, or a net loss of $0.01 per diluted share, for the quarter ended September 30, 2013. For the nine months ended September 30, 2014, the Company reported a net loss of approximately $1,280,000, or a net loss of $0.07 per diluted share, compared to a net loss of approximately $312,000, or a net loss of $0.04 per diluted share, for the nine months ended September 30, 2013. The Company ended the quarter with approximately $7,530,000 of cash and cash equivalents.

The Company expects its current cash on hand to be sufficient to meet its operating and capital requirements until at least the end of 2015.

About Resunab™

Resunab™ is a novel synthetic oral drug with unique anti-inflammatory and anti-fibrotic activity. Pre-clinical and Phase 1 studies have shown Resunab to have a favorable safety profile coupled with promising potency in pre-clinical models of inflammation and fibrosis. Resunab binds to the CB2 receptor of immune cells and triggers the production of specialized pro-resolving mediators which results in “inflammatory resolution,” in effect turning chronic inflammation “off.”

About Corbus Pharmaceuticals

Corbus Pharmaceuticals is a clinical stage biopharmaceutical company focused on the development and commercialization of novel therapeutics to treat rare life-threatening inflammatory-fibrotic diseases with clear unmet medical needs. Our lead product candidate Resunab is a novel oral anti-inflammatory drug scheduled to commence Phase 2 clinical trials for the treatment of cystic fibrosis and diffuse scleroderma in 2015. For more information, please visit www.CorbusPharma.com.

Forward-Looking Statements

This press release contains certain forward-looking statements, including those relating to the Company’s product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. Additional written and oral forward-looking statements may be made by the Company from time to time in filings with the Securities and Exchange Commission or otherwise. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would,” “will” and similar expressions and the negatives of those terms. These statements involve known and unknown risks, uncertainties, and other factors, including the statements set forth under “Expected Near-Term Milestones,” which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Investor and Media Contact

Jenene Thomas

Investor Relations and Corporate Communications Advisor

Jenene Thomas Communications, LLC

Phone: +1 (908) 938-1475

Email: Jenene@jenenethomascommunications.com

Source: Corbus Pharmaceuticals Holdings, Inc.

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Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2014	2013
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$7,536,354	$303,020
Prepaid expenses	20,053	2,500

Total current assets	7,556,407	305,520

Restricted cash	13,725	$—
Property and equipment, net	59,415	—

Total assets	$7,629,547	$305,520

LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$482,656	$181,471
Accrued interest payable	—	77,140
Accrued expenses	55,785	63,488
Derivative warrant liability	—	19,932
Notes payable-current	75,244	306,835

Total current liabilities	613,685	648,866
Notes payable	—	331,243

Total liabilities	613,685	980,109

Commitments and Contingencies

Series A Preferred Stock, $0.0001 Par Value:
Series A Convertible Preferred Stock, 2,483,690 shares designated, 1,835,212 shares issued and outstanding at December 31, 2013 (Liquidation preference of $1,106,609 at December 31, 2013)	—	1,106,609

Series A Non-Convertible Preferred Stock, $0.0001 Par Value 200,000 shares designated, issued and outstanding at December 31, 2013 (Liquidation preference of $200,000 at December 31, 2013)	—	2,000

Stockholders’ equity (deficit)
Common stock, $0.0001 par value; 150,000,000 shares authorized, 25,801,948 and 6,964,788 shares issued and outstanding at September 30, 2014 and December 31, 2013	2,580	696

Additional paid-in capital	10,180,080	102,696
Accumulated deficit	(3,166,798)	(1,886,590)

Total stockholders’ equity (deficit)	7,015,862	(1,783,198)

Total liabilities, preferred stock and stockholders equity (deficit)	$7,629,547	$305,520

Corbus Pharmaceuticals Holdings, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating expenses:
Research and development	$452,600	$28,971	$683,960	$225,922
General and administrative	365,603	16,374	704,185	55,097

Total operating expenses	818,203	45,345	1,388,145	281,019

Operating loss	(818,203)	(45,345)	(1,388,145)	(281,019)

Other income (expense):
Interest expense	(650)	(9,367)	(23,045)	(31,292)
Forgiveness of interest on note payable	7,466	—	7,466	—
Interest income	802	128	1,425	695
Gain on the settlement of debt	145,006	—	145,006	—
Change in fair value of warrant liability	—	—	(28,448)	—
Foreign currency exchange (loss) gain	5,958	(4,968)	5,533	(856)

Other income (expense) net	158,582	(14,207)	107,937	(31,453)

Net loss and comprehensive loss	$(659,621)	$(59,552)	$(1,280,208)	$(312,472)

Net loss and comprehensive loss per share, basic and diluted	$(0.03)	$(0.01)	$(0.07)	$(0.04)

Weighted average number of common shares outstanding, basic and diluted	25,542,755	6,964,788	18,242,956	6,964,788